EXHIBIT 99.2

CASH/STOCK ELECTION FORM AND LETTER OF TRANSMITTAL

FOR SURRENDER OF
Shares of Common Stock of Piedmont Bancshares, Inc.
IN EXCHANGE FOR
Shares of Common Stock of PrivateBancorp, Inc.
and/or Cash Proceeds

* Please Read All Instructions Carefully *

Name(s) and Address(es) of Registered Holder(s) (Please fill in – if already filled in, correct any errors)	Stock Certificate Number(s)	Number of Shares Represented by Stock Certificates

Total Shares:

THE INSTRUCTIONS ACCOMPANYING THIS CASH/STOCK ELECTION FORM AND LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS CASH/STOCK ELECTION FORM AND LETTER OF TRANSMITTAL IS COMPLETED.

PLEASE COMPLETE, SIGN AND MAIL OR DELIVER THIS CASH/STOCK ELECTION FORM AND LETTER OF TRANSMITTAL, TOGETHER WITH THE CERTIFICATE(S) REPRESENTING YOUR SHARES OF PIEDMONT BANCSHARES, INC. COMMON STOCK TO THE EXCHANGE AGENT:

Illinois Stock Transfer Company
209 West Jackson Boulevard, Suite 903
Chicago, Illinois 60606
(312) 427-2953 or (800) 757-5755

THE ELECTION DEADLINE IS 5:00 P.M., ATLANTA TIME, ON NOVEMBER 27, 2006. THIS CASH/STOCK ELECTION FORM AND LETTER OF TRANSMITTAL MUST BE COMPLETED, SIGNED AND RECEIVED BY THE EXCHANGE AGENT, ALONG WITH YOUR STOCK CERTIFICATE(S), NO LATER THAN THIS TIME.

IF YOUR CERTIFICATE(S) HAS (HAVE) BEEN LOST, STOLEN OR DESTROYED, CONTACT THE EXCHANGE AGENT AT THE NUMBER ABOVE. SEE INSTRUCTION 5.

PLEASE NOTE THAT THIS FORM IS NOT FOR CASTING YOUR VOTE AT THE NOVEMBER 28, 2006 SPECIAL SHAREHOLDERS MEETING. YOU MUST COMPLETE AND RETURN THE PROXY CARD SENT TO YOU ALONG WITH THIS CASH/STOCK ELECTION FORM AND LETTER OF TRANSMITTAL IN ORDER TO VOTE AT THE SPECIAL MEETING.

Pursuant to the Agreement and Plan of Merger, dated as of August 2, 2006 (the “Merger Agreement”), by and between PrivateBancorp, Inc. (“PrivateBancorp”) and Piedmont Bancshares, Inc. (“Piedmont”), you may elect the form of consideration that you would like to receive for your shares of Piedmont common stock upon completion of the merger of Piedmont into PrivateBancorp. Subject to the proration provisions of the Merger Agreement described below (which may result in adjustments to your election), you have the right to elect to receive, for each share of Piedmont common stock that you own, either cash (the “cash consideration”), shares of PrivateBancorp common stock (with cash paid in lieu of any fractional share)(the “stock consideration”) or a combination of both. Alternatively, you may indicate that you have no preference as to the form of merger consideration that you will receive. If you elect to receive the cash consideration, the per share value of the merger consideration you receive will be equal to $29.68, and if you elect to receive the stock consideration, you will receive between 0.6132 and 0.7495 of a share of PrivateBancorp common stock for each share of Piedmont common stock you own.

A chart showing the cash and stock merger consideration at various hypothetical average closing prices of PrivateBancorp common stock is provided on page 48 of the proxy statement/prospectus for the merger, which is included with this Cash/Stock Election Form and Letter of Transmittal. The merger consideration formula is described in detail in the proxy statement/prospectus beginning on page 46 under “Description of the Merger Agreement—Consideration to be received in the merger.”

Because the percentage of the aggregate consideration to be paid in the form of PrivateBancorp stock has been fixed at 60% and the percentage of the aggregate consideration to be paid in cash has been fixed at 40% (subject to adjustment as described on page 46 of the proxy statement/prospectus under “Description of the Merger Agreement—Consideration to be received in the merger”), if more Piedmont shareholders make valid elections to receive either PrivateBancorp common stock or cash than is available as merger consideration under the merger agreement, those Piedmont shareholders electing the over-subscribed form of consideration will have the over-subscribed consideration proportionately reduced and will receive a portion of their consideration in the other form, despite their election. Therefore, you might receive PrivateBancorp stock and/or cash in an amount that is not consistent with your election, depending upon the elections of other Piedmont shareholders. For a description of the proration provisions of the Merger Agreement, see “Description of the Merger Agreement—Consideration to be received in the merger—Proration of Merger Consideration” beginning on page 48 of the proxy statement/prospectus.

Subject to the conditions and limitations set forth in the Merger Agreement, the undersigned hereby elects to receive the following as consideration for the undersigned’s shares of Piedmont common stock:

2

CHECK ONE BOX ONLY TO INDICATE YOUR ELECTION

☐	(1)	Stock Election -- All shares of Piedmont common stock I own converted into the stock consideration;

or

☐	(2)	Cash Election -- All shares of Piedmont common stock I own converted into the cash consideration;

or

☐	(3)	Mixed Election -- a combination of stock and cash as follows:

______ shares of Piedmont common stock converted into the stock consideration, and

______ shares of Piedmont common stock converted into the cash consideration.

Total cannot exceed the total number of Piedmont shares you own of record.

or

☐	(4)	Non-Election -- Your Piedmont shares will be deemed non-election shares if:

a.	You check this box, thereby indicating that you have no preference as to the form of merger consideration that you will receive; or

b.	No choice is indicated above under (1), (2) or (3); or

c.	More than one choice is indicated above under (1), (2) and (3) or

d.
You fail to follow the instructions on this Cash/Stock Election Form and Letter of Transmittal (including submission of your Piedmont common stock certificate(s)) or otherwise fail properly to make an election; or

e.
A completed Cash/Stock Election Form and Letter of Transmittal (including submission of your Piedmont common stock certificate(s)) is not actually received by the Exchange Agent by the Election Deadline.

If your Piedmont shares are deemed non-election shares, you will receive the stock consideration and/or the cash consideration as determined pursuant to the allocation provisions of the Merger Agreement without regard to your preferences.

Priority Allocation: If you have made a Stock Election or Mixed Election and wish to designate the priority in which your Piedmont shares are to be allocated to the stock consideration in the event the stock consideration is oversubscribed, please designate such priority below by stock certificate number, with the Piedmont shares to be converted into the stock consideration listed first.

Certificate No.	Total No. of Shares Represented by Certificate

The tax consequences of the merger to you will depend on whether you receive cash, PrivateBancorp stock or a combination of both for your Piedmont shares. You should consult your personal tax advisor prior to making an election and any priority designation. If you hold a single stock certificate that evidences shares of Piedmont common stock acquired in different lots and wish to make a priority designation, you should consult your personal tax advisor with regard to the method of identifying particular lots for priority allocation to the stock consideration.

I understand that the new PrivateBancorp certificate(s) and/or cash proceeds will be issued in exactly the same name as my Piedmont shares are registered unless noted in the instruction box below and also Medallion Guaranteed by a financial institution or broker. I understand that the new PrivateBancorp certificate(s) and/or cash proceeds will be mailed to me at the address of record unless the change is noted in the special delivery box below. I understand that new PrivateBancorp shares may be issued in more than one certificate in designated amounts of shares per certificate as I may direct below, otherwise a single certificate will be issued unless insurance reasons necessitate or as deemed necessary by the Exchange Agent.

I understand that no fractional share will be issued but that in lieu of any fractional share of PrivateBancorp common stock I shall be entitled to receive an amount in cash (without interest) rounded to the nearest whole cent, equal to the Private Closing Price as determined pursuant to the Merger Agreement, multiplied by the fractional share amount.

The following must be signed by all registered holder(s) exactly as their name(s) appears on existing stock certificate(s). If stock is owned by more than one person, all owners must sign. If signing as attorney, administrator, executor, guardian or trustee, please indicate such capacity. A Cash/Stock Election Form and Letter of Transmittal from a corporation must be signed by an authorized officer along with documentary evidence of such authority, such as a corporate resolution. It is not necessary or required to sign the actual stock certificate(s).

The undersigned represents that the undersigned has full authority to surrender without restriction the certificate(s) for exchange.

YOU MUST SIGN HERE

__________________________________________ Signature(s) of Registered Shareholder(s)	Capacity (full title):_____________________________
_____________________________________ Signature(s) of Registered Shareholder(s), if jointly held	Address:_____________________________________ ________________________________
Name(s) (printed):_____________________________ _________________________	Daytime Phone Number ( )
Date:______________________________________

SPECIAL TRANSFER AND/OR DELIVERY INSTRUCTIONS

To be completed ONLY if the new PrivateBancorp certificate(s) are to be issued in the name of a person other than the signer(s) of this Cash/Stock Election Form and Letter of Transmittal or the new PrivateBancorp certificate(s) and/or cash proceeds are to be sent to an address other than the address of record of the signer of this Cash/Stock Election Form and Letter of Transmittal.

Issue certificate(s) to:	Mail certificate(s) to:
NAME___________________________________________	NAME___________________________________________
ADDRESS________________________________________	ADDRESS________________________________________
CITY____________________________________________	CITY____________________________________________
STATE__________________________________________	STATE__________________________________________
ZIP CODE________________________________________	ZIP CODE________________________________________

Signature
Signature (if jointly held)
Medallion Stamp Guarantee - a form of signature verification that can be obtained through a financial institution or your broker.

___________________________________________ (Medallion Guarantee Area)

SUBSTITUTE W-9 FORM

PLEASE PROVIDE ILLINOIS STOCK TRANSFER COMPANY WITH EITHER YOUR SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (TIN) ON THE FOLLOWING SUBSTITUTE FORM W-9 AND CERTIFY THAT YOU ARE NOT SUBJECT TO BACKUP WITHHOLDING. FAILURE TO DO SO WILL SUBJECT YOU TO 28%, OR THE CURRENT RATE, FEDERAL INCOME TAX WITHHOLDING FROM ANY PROCEEDS OR FUTURE CASH DISTRIBUTIONS.

SUBSTITUTE FORM W-9: REQUEST FOR TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION

We are required by Federal income tax law to provide information to the Internal Revenue Service (“IRS”) on certain transactions. It is your obligation to provide us with a certification of your correct Taxpayer Identification Number (TIN) and certain other information. Please read the following instructions carefully.

Section Instructions:

A. Carefully check the number you provide below against any documents you have such as a social security card or correspondence from the IRS. Clearly print your name. If there is more than one name below, please circle the name to whom this TIN belongs.

B. You will be subject to backup withholding unless you certify that the following statement is correct: “I am not subject to backup withholding because either I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.”

C. Certain entities are exempt payees (churches, charities, etc.). Except for IRA accounts, individuals are never exempt. If this is an account that is exempt, make sure that you check the box in the lower right hand corner.

D. After you have completed the section below, sign and date the certification. Only the person whose TIN is being reported, or their legal representative, may actually sign the form. For a joint account, only the person whose name and TIN is shown should sign the form. For organizations and other entities, only a legal representative should sign below.

____________________________ NAMES REGISTERED ON STOCK	______________________________ NAMES REGISTERED ON STOCK (if jointly held)	PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER TIN IDENTIFYING NUMBER

Certification: Under the penalties of perjury, I certify that the information provided on this form is true, correct and complete		☐ Check this box if you are not subject to backup withholding. ☐ For all accounts check this box if you are specifically an exempt payee
____________________________ Signature of taxpayer ID being certified	Dated _________, 2006

INSTRUCTIONS
FOR THE
CASH/STOCK ELECTION FORM AND LETTER OF TRANSMITTAL

1. Delivery of Cash/Stock Election Form and Letter of Transmittal and Certificates. This Cash/Stock Election Form and Letter of Transmittal, duly completed and signed, must be used in connection with any delivery and surrender of stock certificates representing shares of common stock of Piedmont Bancshares, Inc. (“Piedmont”) which are to be converted into (i) all shares of common stock of PrivateBancorp, Inc. (“PrivateBancorp”), (ii) all cash proceeds or (iii) a combination of shares of PrivateBancorp common stock and cash proceeds, in each case subject to proration pursuant to the terms of the Merger Agreement, as described on page 2 of the Cash/Stock Election Form and Letter of Transmittal.

A Cash/Stock Election Form and Letter of Transmittal and the stock certificate(s) covered thereby must be received by Illinois Stock Transfer Company, the Exchange Agent, in satisfactory form, in order to complete an effective exchange. The method of delivery of all documents is at the option and risk of the Shareholder. If sent by mail, it is suggested that registered mail, return receipt requested be used, and that the certificates be insured at 2% of the market value. Surrender of stock certificates by mail or by overnight courier may be made to the Exchange Agent at the address indicated therefor on the first page of this Cash/Stock Election Form and Letter of Transmittal. Delivery may also be made in person at the address indicated from 9:00 a.m. to 4:00 p.m., Central Time, Monday through Friday (other than legal holidays).

2. Inadequate Space. If the space provided herein is inadequate, the stock certificate number(s), the name and address of the registered holder(s) and number of shares of common stock of Piedmont represented by each stock certificate should be listed on a separate signed schedule attached hereto.

3. Signatures on Cash/Stock Election Form and Letter of Transmittal, Stock Powers and Endorsements. If any stock certificate delivered herewith is owned of record by two or more joint owners, all such owners must sign the Cash/Stock Election Form and Letter of Transmittal. If a Shareholder’s shares are registered in different names on different stock certificates, it will be necessary to complete, sign and submit as many separate Cash/Stock Election Form and Letters of Transmittal or facsimile copies as there are different registrations of stock certificates.

If this Cash/Stock Election Form and Letter of Transmittal is signed by the registered owner(s) of the stock certificate(s) surrendered herewith, no endorsements of the stock certificates or separate stock powers are required. If this Cash/Stock Election Form and Letter of Transmittal is signed by a person other than the registered owner of the stock certificate(s) surrendered herewith, the stock certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed by the registered owner or owners exactly as the name or names appear on the stock certificate(s), unless signed by a person acting in a fiduciary or representative capacity as provided below. If this Cash/Stock Election Form and Letter of Transmittal or any stock certificate or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence, satisfactory to the Exchange Agent, of their authority so to act must be submitted.

In the event that any transfer or other taxes become payable by reason of the payment being made in any name other than that of the registered holder, the Cash/Stock Election Form and Letter of Transmittal must be accompanied by a check in payment of any transfer or other taxes required by reason of such issuance in such different name, or proper evidence that such tax has been paid or is not payable.

For a correction of name or for a change of name which does not involve a change in ownership, proceed as follows. For a change in name by marriage, etc., the surrendered stock certificate(s) should be endorsed, e.g., “Mary Doe, now by marriage Mrs. Mary Jones.” For a correction in name, the surrendered stock certificate(s) should be endorsed, e.g., “James E. Brown, incorrectly inscribed as J. E. Brown.”

You should consult your own tax advisor as to any possible tax consequences resulting from any change in the name of the registered holder(s) of the surrendered shares.

4. Validity of Surrender; Irregularities. All questions as to validity, form and eligibility of any surrender of stock certificates hereunder will be determined by the Exchange Agent, and such determination shall be final and binding. The Exchange Agent alone reserves the right to waive any irregularities or defects in the surrender of any stock certificates. A surrender will not be deemed to have been made until all irregularities and defects have been cured or waived. The Exchange Agent shall return to the surrendering holder(s), as soon as is reasonably practicable, any stock certificate(s) that have not been properly surrendered and as to which the irregularities or defects were not cured or waived.

5. Cash/Stock Election Form and Letter of Transmittal; Surrender of Stock Certificates; Lost Stock Certificates. You will not receive any shares of PrivateBancorp common stock and/or cash proceeds until you have delivered this completed Cash/Stock Election Form and Letter of Transmittal, duly completed and signed, to the Exchange Agent, together with the applicable Piedmont stock certificates for all of your shares and any additional documents required, in form satisfactory to the Exchange Agent. No partial exchanges will be made. Shareholders who are unable to surrender a stock certificate due to the theft, loss or destruction of the stock certificate shall be required to furnish an affidavit of such theft, loss or destruction and an indemnity bond in form and substance reasonably satisfactory to PrivateBancorp and the Exchange Agent. If your stock certificate(s) has (have) been lost, stolen or destroyed, indicate such fact on the face of the Cash/Stock Election Form and Letter of Transmittal and return it to the Exchange Agent. In such event, the Exchange Agent will forward additional necessary documentation to be completed by you. Upon delivery of the required documentation to the Exchange Agent, such lost, stolen or destroyed stock certificates will be deemed surrendered. Exchanged shares will be issued in a single certificate denomination unless noted on the transmittal form or as required for insurance reasons or any other reason as deemed by the Exchange Agent. Subsequent PrivateBancorp dividends paid out will not be released until an exchange has been completed. Questions regarding this transmittal may be forwarded to the Illinois Stock Transfer Company by calling (312) 427-2953 or (800) 757-5755 between 9:00 a.m. and 4:00 p.m. Central Time.

6. Substitute Form W-9. Under federal income tax law, a Shareholder (other than a corporation) whose Piedmont stock certificates are surrendered is required to provide PrivateBancorp with such Shareholder’s correct Taxpayer Identification Number on Substitute Form W-9. That form is incorporated into the Cash/Stock Election Form and Letter of Transmittal and must be completed and returned with the surrendered stock certificate(s). If the Shareholder is an individual, the Taxpayer Identification Number is his or her Social Security Number. If the Exchange Agent is not provided with the correct Taxpayer Identification Number, and also certified as correct, the Shareholder will be subject to backup withholding on any fractional shares paid in cash as well as cash proceeds or any future dividends if applicable. If the stock certificate(s) are in more than one name or are not in the name of the actual owner, consult the attached instructions to Substitute Form W-9 for additional guidance.

QUESTIONS AND ANSWERS ABOUT EXCHANGING

PIEDMONT BANCSHARES, INC. CERTIFICATES FOR

PRIVATEBANCORP, INC. CERTIFICATES AND/OR CASH PROCEEDS

PURSUANT TO THE MERGER

1. How many shares of Piedmont Common Stock do I own?

Look at the label on the Cash/Stock Election Form and Letter of Transmittal, to the right of your name. Your share balance is printed on the label in the upper right corner.

2. What are the proration procedures governing my receipt of PrivateBancorp Common Stock and/or cash consideration in exchange for my shares of Piedmont Common Stock?

As described in the Merger Agreement, all elections by Piedmont shareholders to receive either all-stock consideration (“Stock Elections”), a combination of stock and cash consideration (“Mixed Elections”) or all-cash consideration (“Cash Elections”) are subject to potential proration, which is intended to insure that 60% of the aggregate consideration paid by PrivateBancorp in the Merger to all holders of Piedmont common stock will be paid in the form of shares of PrivateBancorp common stock, and 40% in the form of cash proceeds, unless PrivateBancorp decides, in accordance with the Merger Agreement, to waive such proration in whole or in part.

3. Do I have to exchange my Piedmont certificate(s)? Is there a deadline for turning in my Piedmont certificate(s)?

The Election Deadline is 5:00 p.m., Atlanta time, on November 27, 2006. The Cash/Stock Election Form and Letter of Transmittal must be completed, signed and received by the Exchange Agent along with your stock certificate(s), no later than this time. Once the merger is complete, your Piedmont certificate(s) will be cancelled. You will then be entitled to receive shares of PrivateBancorp common stock and/or cash proceeds. Subsequent dividends on the shares of PrivateBancorp common stock paid out will not be released to you until an exchange has been completed, and the cash proceeds you are entitled to, if any, will earn no interest.

4. I have this Cash/Stock Election Form and Letter of Transmittal - What do I do with it?

A) Fill in all your Piedmont common stock certificate numbers and the number of shares represented by each certificate, or if such information is pre-printed on the Cash/Stock Election Form and Letter of Transmittal, confirm that it is correct.

B) Complete the Cash/Stock Election Form and Letter of Transmittal by selecting the appropriate box.

C) Sign the Cash/Stock Election Form and Letter of Transmittal where it says “YOU MUST SIGN HERE” and complete the name and address information requested. If you are not an entity, you can leave the “capacity (full title)” line blank.

D) Complete the Substitute Form W-9 certification included in the Cash/Stock Election Form and Letter of Transmittal.

E) If any special delivery or certificate instructions, be sure to complete those sections.

F) It is not necessary to sign your Piedmont common stock certificate(s).

G) Send your completed and signed Cash/Stock Election Form and Letter of Transmittal and all of your Piedmont common stock certificate(s) to Illinois Stock Transfer Company, the Exchange Agent, in the

envelope provided, and insure for 2% of the market value as if all of your shares of Piedmont common stock were to be converted into shares of PrivateBancorp common stock.

5. What do I do if my Piedmont common stock certificate(s) is lost, stolen or destroyed?

Indicate on the front of the Cash/Stock Election Form and Letter of Transmittal that the certificate(s) is lost, stolen or destroyed and complete the balance of the Cash/Stock Election Form and Letter of Transmittal. Illinois Stock Transfer Company will send you the appropriate documents to be completed in order to replace the certificate(s). You will need to purchase a surety bond at a cost of approximately 2% of the total current market value (see part G of question 4, above) as well as a $20.00 (or the current rate) processing fee. Information concerning that bond will be provided to you upon Illinois Stock Transfer Company’s receipt of the Cash/Stock Election Form and Letter of Transmittal.

6. How do I change the name of the registered person on my PrivateBancorp common stock certificate?

Complete the section titled “Special Transfer and/or Delivery Instructions.” Be sure that all of the current registered holders sign the Cash/Stock Election Form and Letter of Transmittal and have their signatures guaranteed by a financial institution or brokerage firm enrolled in an acceptable Medallion Guarantee program.

7. My address has changed. What do I do?

Cross out your old address and write your new address on the label on the front page of the Cash/Stock Election Form and Letter of Transmittal.

8. Can I have my PrivateBancorp common stock certificate(s) and/or cash proceeds mailed to an address other than my home?

Yes. Complete the section titled “Special Transfer and/or Delivery Instructions.”

9. How should I send my Piedmont common stock certificate(s) to Illinois Stock Transfer Company, the Exchange Agent?

We suggest you send them by certified or registered mail. You may also send them by overnight delivery or hand deliver them to Illinois Stock Transfer Company at the address shown on the front of the Cash/Stock Election Form and Letter of Transmittal. We recommend that you insure your Piedmont certificate(s) for 2% of the current total market value calculated as if all of your shares of Piedmont common stock were converted to PrivateBancorp common stock; see Question 4 part G, above.

10. When can I expect to receive my PrivateBancorp common stock certificate(s) and/or cash proceeds and fractional share check?

Once the merger is complete, Illinois Stock Transfer Company will mail either your PrivateBancorp common stock certificate(s) and/or your cash proceeds check and the fractional share check, if applicable, as soon as practicable after receipt of all of your Piedmont common stock certificate(s) and any documentation required for lost, stolen or destroyed Piedmont common stock certificate(s).

11. What if I lose the Cash/Stock Election Form and Letter of Transmittal?

You may call Illinois Stock Transfer Company and ask for another Cash/Stock Election Form and Letter of Transmittal to be mailed or faxed to you.

If you have any other questions, please call Illinois Stock Transfer Company at (312) 427-2953 or (800) 757-5755 between 9:00 am and 4:00 pm Central Time, Monday through Friday.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer. Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

For this type of account:	Give the SOCIAL SECURITY number of -	For this type of account:	Give the EMPLOYER IDENTIFICATION number of -
1. An individual’s account	The individual	6. A valid trust, estate, or pension trust	The legal entity (5)
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)	7. Corporate account	The corporation
3. Custodian account of a minor (Uniform Gifts to Minors Act)	The minor (2)	8. Religious, charitable, or educational organization account	The organization
4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee (1)	9. Partnership account held in the name of the business	The partnership
b. So-called trust account that is not a legal or valid trust under State law	The actual owner (1)	10. Association, club, or other tax-exempt organization	The organization
5. Sole proprietorship account	The owner (4)	11. A broker or registered nominee	The broker or nominee
		12. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or local prison) that receives agricultural program payments	The public entity

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor’s name and furnish the minor’s social security number.

(3) Circle the ward’s, minor’s or incompetent person’s name and furnish such person’s social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate, or pension trust. Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number
If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5 (Application for a Social Security Number Card) or Form SS-4 (Application for Employer Identification Number) from your local office of the Social Security Administration or the Internal Revenue Service and apply for a number.
Payees and Payments Exempt from Backup Withholding.  Payees specifically exempted from backup withholding on ALL payments include the following:
•       An organization exempt from tax under section 501 (a) of the Internal Revenue Code of 1986, as amended (the “Code”), or an individual retirement plan.
•       The United States or any agency or instrumentality thereof.
•       A state, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
•       A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
•       An international organization or any agency, or instrumentality thereof.
Other payees that may be exempt from backup withholding include:
•       A corporation.
•       A financial institution.
•       A registered dealer in securities or commodities registered in the United States or a possession of the United States.
•       A real estate investment trust.
•       A common trust fund operated by a bank under section 584(a) of the Code.
•       An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1) of the Code.
•       An entity registered at all times under the Investment Company Act of 1940.
•       A foreign central bank of issue.
Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
•       Payments to nonresident aliens subject to withholding under section 1441 of the Code.
•       Payments to partnerships not engaged in a trade or business in the United States and which have at least one non-resident partner.
•       Payments of patronage dividends where the amount received is not paid in money.
•       Payments made by certain foreign organizations.
•       Payments made to a nominee.
Payments of interest not generally subject to backup withholding include the following:
•       Payments of interest on obligations issued by individuals.  Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.
•       Payments of tax-exempt interest (including exempt interest dividends under section 852 of the Code).
•       Payments described in section 6049(b)(5) of the Code to nonresident aliens.
•       Payments on tax-free covenant bonds under section 1451 of the Code.
•       Payments made by certain foreign organizations.
Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding.  FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” IN THE SPACE PROVIDED UNDER PART 2, AND RETURN IT TO THE PAYER.  IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.  IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).
Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding.  For details, see Sections 6041, 6041(a), 6045, and 6050A of the Code.
Privacy Act Notice. - Section 6109 of the Code requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the Internal Revenue Service.  The Internal Revenue Service uses the numbers for identification purposes.  Payers must be given the numbers whether or not recipients are required to file tax returns.  Beginning January 1, 1993, payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer.  Certain penalties may also apply.
Penalties
(1)   Penalty for Failure to Furnish Taxpayer Identification Number. - If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2)   Civil Penalty for False Information With Respect to Withholding.  - If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3)   Criminal Penalty for Falsifying Information. - Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE